UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                   June 14, 2005
                                                                   -------------


                         MONEY CENTERS OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      000-49723                23-2929364
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(State or other                 (Commission File Number)     (IRS Employer
jurisdiction of incorporation)                               Identification No.)

700 South Henderson Road, Suite 325, King of Prussia, PA                19406
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     (Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:           (610) 354-8888
                                                   -----------------------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written  communications  pursuant to Rule 425 under the  Securities  Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)

Item 1.01   Entry into a Material Definitive Agreement.

     Money Centers of America, Inc. (the "Company") and Jason P. Walsh entered into an employment agreement dated June 14, 2005 (the "Employment Agreement") for Mr. Walsh to be employed as the Company's Vice President - Finance and Chief Financial Officer.

     The employment term commences on June 14, 2005 and continues until the close of business on December 31, 2006, with automatic annual renewals thereafter unless either party gives notice of non-renewal at least thirty days prior to automatic renewal. Mr. Walsh's annual salary during the term of his employment under the Employment Agreement shall be no less than $120,000. In addition, Mr. Walsh was granted options to purchase 200,000 shares of the Company's common stock with an exercise price of $.42 per share under the Company's Amended and Restated 2003 Stock Incentive Plan, pursuant to an Award Agreement for Non-Qualified Stock Option dated June 14, 2005 entered into between the Company and Mr. Walsh. The options have a term of ten years and are exercisable as follows: (a) 50,000 shall be exercisable immediately on the date of grant; (b) 50,000 shall be exercisable on June 1, 2006; and (c) 100,000 shall be exercisable on June 1, 2007.

     The Employment Agreement also provides for annual bonus compensation of up to $50,000 per year based upon the Company's achievement of growth and performance milestones as set forth on Exhibit "A" of the Employment Agreement.

     Mr. Walsh has a twelve month non-solicitation restriction following termination of his employment with the Company for any reason other than by him for good reason, as defined in the Employment Agreement. In the event Mr. Walsh's employment by the Company is terminated prior to the then-current expiration date by the Company without good cause, as defined in the Employment Agreement, or Mr. Walsh elects early termination with good reason, the Employment Agreement provides Mr. Walsh with 100% of his annual salary in effect as of the date of such termination for a period of (i) the greater of four months beginning on the date of termination or cessation of Mr. Walsh's employment or through the end of the initial year of the term of the Employment Agreement; or (ii) the greater of six months beginning on the date of termination of Mr. Walsh's employment or through the end of the initial year of the term of the Employment Agreement if such termination occurs within twelve months following a change in control, as defined in the Employment Agreement, or announcement of any transaction that if consummated would constitute a change of control. In addition, Mr. Walsh would be entitled to payment of accrued but unused vacation time through the termination date and a fraction of any performance bonus otherwise payable to him, and all unvested stock options held by Mr. Walsh would automatically vest.

     The above summary is qualified in its entirety by reference to the Employment Agreement and the Award Agreement for Non-Qualified Stock Option, copies of which are included as Exhibits 10.1 and 10.2, respectively, of this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 14, 2005, the Board of Directors appointed Jason P. Walsh as Chief Financial Officer of the Company. As described above in Item 1.01 of this Current Report on Form 8-K, Mr. Walsh also entered into an employment agreement with the Company. From 1997 until his employment with the Company, Mr. Walsh worked for Robert J. Kratz & Company, a certified public accounting firm located in Paoli, Pennsylvania. At Robert J. Kratz & Company, Mr. Walsh was responsible for the compilation of financial statements, the preparation of individual, corporate, partnership and trust tax returns, setting up new businesses, and performing various accounting and consulting services. Mr. Walsh is a Pennsylvania Certified Public Accountant. Mr. Walsh received a Bachelors of Science degree in Accounting from Drexel University.

Item 9.01  Financial Statements and Exhibits.

     (c)   Exhibits.

     The following exhibits are filed herewith:

     10.1 Employment Agreement, dated as of June 14, 2005, by and between Money Centers of America, Inc. and Jason P. Walsh.

     10.2 Award Agreement for Non-Qualified Stock Option, dated as of June 14, 2005, by Money Centers of America, Inc. to Jason P. Walsh.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       MONEY CENTERS OF AMERICA, INC.


Date:  June 20, 2005                   By: /s/ Christopher M. Wolfington
                                          --------------------------------------
                                           Christopher M. Wolfington
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit    Description
-------    -----------

10.1 Employment Agreement, dated as of June 14, 2005, by and between Money Centers of America, Inc. and Jason P. Walsh.

10.2 Award Agreement for Non-Qualified Stock Option, dated as of June 14, 2005, by Money Centers of America, Inc. to Jason P. Walsh.